English Translation of Chinese Language Document

Exhibit 10.38

Maximum Amount Guarantee Contract  (No.: 3550052009B100000705)
Between Guancheng and Quanzhou Branch of Bank of Communication

Note: This contract is accessory to the General Credit Contract between Guanke and Quanzhou Branch of Bank of Communication (No.: 3550052009C000001300).

Significant Hint
The Guarantor shall carefully read this Contract text, especially articles marked by ▲▲. If any doubt, please feel free to submit for the debtee’s explanation.

Guarantor: Guanwei (Fujian) Electron Technological Industry Co Ltd
Legal Representative (Principal):  Tin Man Or
Certificate Type: __________ Certificate Code: ____________________
Legal (Domiciliary Register) Address:
  HouLin Industrial Zone, Luoshan Street, JinJiang City, Fujian, China
Correspondence Address:
  HouLin Industrial Zone, Luoshan Street, JinJiang City, Fujian, China   PC:
Tel:

Debtee:  Quanzhou Branch affiliated to Bank of Communications Co Ltd
Principal:   Li Xiaodong
Correspondence Address:   No.550 Fengzhe Street Quanzhou City, Fujian, China

Whereas Guan Ke (Fujian) Electron Technological Industry Co Ltd (hereafter referred to as “Debtor”) and the Debtee sign a master contract (No.: ______________, titled as: Comprehensive Credit Contract ), the Guarantor is willing to offer a maximum guarantee for ensuring realization of the Debtee’s or creditor's right consecutively incurred under the master contract.

To define right and responsibilities of both parties hereto, the Guarantor and the Debtee, through mutual negotiation, hereby agree to make this Contract as follows:

Article I. Principal Creditor Right

1.7
The Guarantor guarantees that the principal creditor right pertain to all those under the master contract, including all sorts of loans or import bill advance, import collection financing fund, import outward remittance financing fund, export bill purchase, export collection financing fund, export invoice financing fund, and other financing funds, or the creditor right (which the Debtee shall be entitled to, including contingent claims) arising from, out of or associated with such bank acceptance bills opened for the Debtee (including but not limited to standby credit letters, similarly hereinafter).

Upon any incurrence of the principal creditor right under the master contract (including contingent claims), the Debtee and the Debtor may agree, in the Credit Line Application under the master contract, with regard to the principal currency, amount, interest rate, deadline of performance, etc.

1.8	The amount of the maximum creditor right guaranteed by the guarantor is (currency type and amount in word): RMB TWENTY FOUR MILLION .

1.9
Such principal creditor right as guaranteed under this Contract shall be determined upon the date of occurrence of the last principal creditor right under the master contract (hereinafter referred to as “Date of Determination”). When the Debtor cancels the credit line in accordance with the master contract, the principal creditor right shall be determined upon the date of the cancelation of the credit line.

English Translation of Chinese Language Document

Any principal creditor right incurred prior to Date of Determination (inclusive) and its interests (compound interest, overdue or misappropriating default interest) accrued till the guarantor’s assumption of guarantee obligations, expenses for realization of herein-stated creditor right by the Debtee and other related expenses as stipulated under 2.2 of this Contract shall be covered by the guarantee under this Contract.

The occurrence of the principal creditor right means that the Debtee issues a loan or a financing fund, or draws a bank acceptance bill, a credit letter or a letter of guarantee.

Article II. Guarantee Liabilities

2.9	The guarantee under this Contract pertains to a joint liability guarantee.

2.10
The coverage of the guarantee ranges from the principal & interests, compound interests, to fines, default penalties, damages, and expenses for realization of the credit right, as herein stipulated. The expenses for realization of the credit right include but are not limited to reminder fees, litigation (or arbitration) cost, security cost, notice fee, implementation expenditure, legal fee, travel compensation, and other expenses.

2.11
The guarantee durations are calculated respectively according to the corresponding debt performance term (by referring to the date of the Debtee’s advance payment, as indicated under a drawn bank acceptance bill/credit letter/letter of guarantee, similarly hereunder), as stipulated in each Credit Line Application under the master contract. The guarantee duration under a particular Credit Line Application is a duration starting from the expiration of such debt performance term as stated under this proper Credit Line Application (or from the date of the Debtee’s advance payment) and ending at 2 (two) years after the expiration of such debt performance term as stated in the last-matured Credit Line Application under the master contract (or two years after the date of the Debtee’s advance payment).

For the Debtee’s liability of repayment in installment as stated under any Credit Line Application under the master contract, the guarantee durations are calculated respectively with regard to every installment repayment, i.e., a duration starting from the expiration of the debt performance term for each installment (or from the date of the Debtee’s advance payment) and ending at 2 (two) years after the expiration of the debt performance term for the last installment (or 2 (two) years after the date of the Debtee’s advance payment).

In the event when the Debtee announces any premature debt under the master contract, the premature date so announced is taken as the expiration date of the corresponding debt performance term.

2.12
As stipulated in Section V under Guaranty Law of the People's Republic of China, both parties of this Contract specially agree as follows: this Contract is independent from the master contract in effectiveness, namely any ineffectiveness of the master contract or related provisions thereof will not affect the force of this Contract. However, following ineffectiveness of the master contract, the Debtor shall undertake its repayment or indemnity obligations and the guarantor shall assume joint and several obligations as concerned.

Article III. Representations and Warrants by Guarantor

3.9
The Guarantor (as a natural person) has a due capacity for civil rights and full capacity for civil conduct / (as a non-natural person) has been established by law and remain its existence legitimately, having all necessary abilities to perform its liabilities under this Contract and assume civil liabilities in its own name.

English Translation of Chinese Language Document

3.10
The execution and performance of this Contract constitute an appropriate expression of the Guarantor’s genuine intention and have experienced all necessary agreement, approval and authorization, without any legal defects.

3.11	All documents, data/info provided by the Guarantor to the Debtor during execution and performance of this Contract are genuine, accurate, complete and valid.

3.12	Upon execution of this Contract, the Debtor is not a stockholder of the Guarantor or an “actual controller” as defined in Incorporation Law.

Article IV. Guarantor’s Obligations

4.13
In the event the Debtor fails to repay in time and in full the whole or part of the loan, the  principal of the financing fund or the Debtee’s advance payment or related interests, the Guarantor shall unconditionally pay without delay to the Debtee each and all due payments payable by the Debtor.

The Guarantor agrees that: with regard to a master contract under a mortgage security or pledge security offered by the Debtor or by a third party, the Debtee has the right to determine on its discretion the order of right execution and is entitled to ask the Guarantor to pay without delay to the Debtee each and all due payments payable by the Debtor, without beforehand execution of security interests in property; with regard to  the Debtor’s any waiver of security interests in property or of sequence of rights, or any change in the security interests in property, the Guarantor shall undertake its guaranty liabilities under this Contract, without exemption of any other responsibilities of the Guarantor thereunder.

4.14
The Guarantor shall support the Debtee in overseeing and inspecting the Guarantor’s earnings and credit ratings (as a natural person) / operational and financial conditions (as a non-natural person) and shall timely provide to the Debtee all financial statements or any other data/info as required by the Debtee and ensure that documents, data and information thus provided are genuine, complete and accurate.

4.15
Upon occurrence of any of herein itemized issues, the Guarantor shall give at least 30 (thirty) days beforehand notice to the Debtee and shall not take any of following actions prior to complete settlement of creditor rights under the master contract, unless with the Debtee’s written consent:

(5)	Sale, grant, rent, lending, transfer, mortgage, hypothecation or handling in other manners of significant assets, all or most of assets;

(6)
Any material change occurring with the operation system or the form of property rights, including but not limited to implementation of contracting, leasing, joint operation, corporate system modification, shareholding cooperative system modification, sale of the business, combination (merge), joint venture (cooperation), division, subsidiary establishment, property rights assignment, capital reduction, etc.;

4.16	The Guarantor shall notify the Debtee in writing of the following items within 7 (seven) days of any actual or possible occurrence:

(19)
Any modification of articles of association, any change in business name, legal representative, domicile, correspondence address or business scope, and any other entry into the register of the industrial and commercial administration, or any determination materially affecting the finance or HR;

(20)	Any bankruptcy to be applied or possibly or already applied by the Debtee;

(21)	Any involvement in significant litigation, arbitration or administrative proceedings, or any property preservation as to the major assets or any other enforcement;

English Translation of Chinese Language Document

(22)
Any guarantee offered to any third party that has material ill effects upon the Guarantor’s economic conditions, financial conditions or upon the capacity to perform the Guarantor’s liabilities under this Contract;

(23)	Any signing of any contract that may has material impact upon the Guarantor’s operation and finance;

(24)	Any production stoppage, business suspension, dissolution, rectification after business suspension, or business license withdrawal or revoking.

(25)	Any involvement by the Guarantor or the Guarantor’s legal representative (principal) or key managers of any violation of law or regulations or applicable exchange rules;

(26)	Any serious difficulty in operation, any deterioration in financial conditions, or any other occurrence that has ill impact upon the Guarantor’s operation, finance or solvency or economic status;

(27)	Any material change in the Guarantor’s job or income or any change in the Guarantor’s domicile or other liaison modes (for the Guarantor as a natural person).

4.17
Before the complete settlement by the Debtor to the Debtee of all debts under the master contract, the Guarantor shall not exercise, to the Debtor or any other guarantors, any recourse arising from performance of this Contract.

4.18
In the event where the Debtor has become a stockholder or an actual controller of the Guarantor prior to the Debtor settlement in full of all debts under the master contract, the Guarantor will inform the Debtee accordingly without delay and provide the Debtee with a resolution of the Debtor’s shareholders meeting (“Stockholder Meeting”) concerning their approval of the guaranty offer.

Article V. Stipulations upon Deduction

5.9
As authorized by the Guarantor, when the Debtor or the Guarantor has any mature and payable debt, the Debtee has the right to deduct certain fund, for settlement purposes, in an account established for the benefit of the Guarantor in Bank of Communications.

5.10	Following deduction, the Debtee shall notify the Guarantor of the deduction-associated account no., master contract no., Credit Line Application no., contract no., deducted amount, and debt balance.

5.11	In the event when the deducted amount fails to pay off all the debt, the fund shall be deducted firstly for offset of due and unpaid costs and then for following purposes as stipulated:

(7)
With respect to any principal and interests less than 90 overdue under loans (excluding individual loans) or trade financing services (excluding export factoring), the balance after offset shall be used firstly in compensating due and unpaid interests or default interests, compound interests, and then in satisfying the due and unpaid principal; with respect to any principal and interests no less than 90 overdue under loans (excluding individual loans) or trade financing services (excluding export factoring), the balance after offset shall be used firstly in satisfying the due and unpaid principal, and then in compensating due and unpaid interests or default interests, and compound interests;

(8)
Under bank acceptance bills drawing, credit letters establishment, letters of guaranty issuing, and export factoring services, the balance after offset shall be used firstly in satisfying the due and unpaid principal, and then in compensating due and unpaid interests or default interests, and compound interests;

(9)	Under individual loaning services, the debt setoff sequence shall be consistent with provisions under the master contract.

5.12
In the event where any currency inconsistency occurs between the deducted fund and the debt to be satisfied, the amount of the debt to be satisfied will be converted in accordance with the exchange rate published upon deduction by the Bank of Communications.

English Translation of Chinese Language Document

Article VI. Dispute Resolution

Any dispute arising from this Contract shall be submitted for the judgment by the local court with jurisdiction at the Debtee’s place. Pending dispute resolution, both parties shall continue to perform those contracted provisions that are not associated with the open dispute.

Article VII. Other Articles

7.9
In the event when the Guarantor has conducts of evading the Debtee’s overseeing, failure to pay up the debt under security, and avoid or invalidate debt liabilities in malice, the Debtee has the right to circulate a notice of such conducts to related entities and publish it on news media.

7.10	The Guarantor has carefully read the master contract and confirmed all provisions therein.

7.11
This Contract becomes valid as of the date of full satisfaction of the following conditions: (1) the Guarantor’s legal representative (principal) or its authorized representative has signed (or sealed) and stamped in official seal; the Guarantor has signed as a natural person; (2) the Debtee’s principal or its authorized representative has signed (or sealed) and stamped in official seal of entity.

7.12	This contract is made in 3 (three) duplicated copies, with the Guarantor, Debtee, and Debtor each taking one copy.

Article VIII. Other Items as Agreed

The Guarantor has thoroughly read above-listed provisions, the Debtee has explained such provisions upon the Guarantor’s request, and the Guarantor has no objection to any contents thereof.

Guarantor (Official Seal/Signature)	Debtee (Entity Stamp)

Legal Representative (Principal) or Authorized Representative	Principal) or Authorized Representative
(Signature or Seal)	(Signature or Seal)

Date: April 8, 2009	Date: April 8, 2009

Joint Owner Statement (suitable for the Guarantor as a natural person)
I (Name: __________ Certificate Type: _____________ Certificate No.: _____________) am the spouse of the Guarantor. I have carefully read all provisions of this Contract and hereby confirmed it accordingly and has got familiar of and agreed with the Guarantor in providing above guaranty to the Debtee for the benefit of the Debtor. Based upon the fact that the debt under guaranty constitutes a joint debt of our couple, such debt will be paid off with this couple’s joint property.

Joint Owner Signature:

____ M____ D____Y